Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

TO ACCOMPANY SHARES OF COMMON STOCK

OF

SILGAN HOLDINGS INC.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED OCTOBER 17, 2016, AS AMENDED OR SUPPLEMENTED

FROM TIME TO TIME

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,

NEW YORK TIME, ON NOVEMBER 15, 2016, UNLESS THE OFFER IS EXTENDED

The Depositary for the Tender Offer is:

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

YOU SHOULD READ CAREFULLY THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT. FOR THIS LETTER OF TRANSMITTAL TO BE PROPERLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES BEFORE OUR OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS). DELIVERY OF THIS LETTER OF TRANSMITTAL TO ANOTHER ADDRESS WILL NOT CONSTITUTE PROPER DELIVERY. DELIVERIES TO US, THE DEALER MANAGER, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A PROPER DELIVERY.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Holder(s) (please fill in exactly as name(s) appear(s) on Certificate(s))	Shares Tendered For Certificates Enclosed(1) (Attach Additional Signed List if Necessary)
	Certificate Number	Total Number of Shares Evidenced by Certificate(s)	Number of Shares Tendered(2)

Total Certificated Shares Tendered:

Total Shares Tendered by Book-Entry:

Total Shares Tendered:

(1)    Need not be completed by stockholders who tender shares by book-entry transfer.

(2)    Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the depositary are being tendered. See Instruction 4.

VOLUNTARY CORPORATE ACTIONS COY: SLGN

WHEN THIS LETTER OF TRANSMITTAL SHOULD BE USED:

You should complete this Letter of Transmittal only if:

•	You have book-entry shares held at Computershare Trust Company, N.A. (“Computershare”) or you are including with this Letter of Transmittal certificates representing shares that you are tendering (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery you have previously sent to the depositary); or

•	You are concurrently tendering shares by book-entry transfer to the account maintained by the depositary at The Depository Trust Company (the “book-entry transfer facility”) pursuant to Section 3 of the Offer to Purchase and you are not using an agent’s message (as defined in Instruction 2).

If you want to tender your shares pursuant to our Offer but (1) your certificates are not immediately available, (2) you cannot deliver all documents required by this Letter of Transmittal to the depositary before our Offer expires, or (3) you cannot comply with the procedure for book-entry transfer on a timely basis, you can still tender your shares if you comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

ADDITIONAL INFORMATION REGARDING TENDERED SHARES

☐	Check here if any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated. If so, you must complete an affidavit of loss and return it with your Letter of Transmittal. A bond may be required to be posted by you to secure against the risk that the certificates may be recirculated and you may be required to pay a fee. Please call Computershare, as the transfer agent for the shares, at (866) 220-0495 (toll-free) to obtain an affidavit of loss, for further instructions and for a determination as to whether you will need to post a bond or pay a fee. See Instruction 12.

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the depositary with the book-entry transfer facility and complete the following (only financial institutions that are participants in the system of the book-entry transfer facility may deliver shares by book-entry transfer):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the depositary and complete the following:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Account Number:

PRICE AT WHICH YOU ARE TENDERING

(See Instruction 5)

YOU MUST CHECK ONE BOX AND ONLY ONE BOX IF YOU WANT TO TENDER YOUR SHARES. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, YOUR SHARES WILL NOT BE PROPERLY TENDERED.

SHARES TENDERED AT A PRICE DETERMINED BY YOU:

By checking one of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER,” you are tendering shares at the price checked. This action would result in none of your shares being purchased if the Selected Price (as defined below) is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $45.50	☐ $45.75	☐ $46.00	☐ $46.25
☐ $46.50	☐ $46.75	☐ $47.00	☐ $47.25
☐ $47.50	☐ $47.75	☐ $48.00	☐ $48.25
☐ $48.50	☐ $48.75	☐ $49.00	☐ $49.25
☐ $49.50	☐ $49.75	☐ $50.00	☐ $50.25
☐ $50.50	☐ $50.75	☐ $51.00	☐ $51.25
☐ $51.50	☐ $51.75	☐ $52.00	☐ $52.25

OR

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER:

☐	By checking THIS ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, you are tendering shares and are willing to accept the Selected Price in accordance with the terms of our Offer. This action will maximize the chance of having Silgan Holdings Inc. purchase your shares (subject to the possibility of proration). Note that this could result in your receiving a price per share as low as $45.50.

ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 shares may have all of their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares, even if these holders have separate accounts representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of fewer than 100 shares in the aggregate, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Selected Price; or

☐	at the price per share indicated above in the section captioned “Price per Share at which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 13)

You may condition your tender of shares on our purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by us in our Offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless the following box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked the following box:

☐	The tendered shares represent all shares held by me.

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

☐	Check this box and complete the box below ONLY if you want certificate(s) for shares not tendered or not purchased and/or any check for the aggregate net purchase price, where such shares and check are to be issued in your name, to be mailed or sent to someone other than you or to you at an address other than the one shown above.

Name:
(PLEASE PRINT)

Address:
(OTHER THAN A P.O. BOX IF THE FIRST BOX ABOVE IS CHECKED)

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

NOTE: SIGNATURES MUST BE PROVIDED IN THE BOX BELOW LABELED

“IMPORTANT—STOCKHOLDERS SIGN HERE”

IF YOU WANT TO TENDER YOUR SHARES,

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To Computershare Trust Company, N.A.:

The undersigned hereby tenders to Silgan Holdings Inc., a Delaware corporation (“Silgan”), the above-described shares of Silgan common stock, $0.01 par value per share at the price per share indicated in this Letter of Transmittal, to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase (the “Offer to Purchase”), dated October 17, 2016, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, together with the Offer to Purchase, as amended or supplemented from time to time, together constitute the “Offer.”

Subject to, and effective upon, acceptance for payment of the shares tendered in accordance with the terms and subject to the conditions of the Offer, including, if the Offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned agrees to sell, assign and transfer to, or upon the order of, Silgan all right, title and interest in and to all shares tendered and orders the registration of all shares tendered by book-entry transfer that are purchased under the Offer to or upon the order of Silgan and irrevocably constitutes and appoints the depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares with full knowledge that the depositary also acts as the agent of Silgan, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

1. deliver certificate(s) representing the shares or transfer ownership of the shares on the account books maintained by the book-entry transfer facility, together, in either case, with all accompanying evidences of transfer and authenticity, to, or upon the order of, Silgan upon receipt by the depositary, as the undersigned’s agent, of the purchase price with respect to the shares;

2. present certificates for the shares for cancellation and transfer (with the shares underlying such certificates to be retired and restored to the status of authorized but unissued stock) on Silgan books; and

3. receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned covenants, represents and warrants to Silgan that:

1. the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and, when and to the extent accepted for payment, Silgan will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

2. the undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (a) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, in the shares or equivalent securities at least equal to the shares being tendered, and (b) the tender of shares complies with Rule 14e-4; and

3. the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or Silgan to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered.

The undersigned understands that Silgan’s acceptance of shares tendered pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Silgan upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will Silgan pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates evidencing shares tendered. The certificate numbers, the number of shares evidenced by the certificates, the number of shares that the undersigned wishes to tender, and the price at which the shares are being tendered should be set forth in the appropriate boxes above.

The undersigned understands that Silgan will determine a single per share price, not less than $45.50 nor greater than $52.25, that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering stockholders. Silgan will select the lowest purchase price per share specified by tendering stockholders (the “Selected Price”) that will enable Silgan to purchase shares with an aggregate value of $250 million or, if shares with an aggregate value of less than $250 million are properly tendered at or below the maximum price of $52.25 per share, the highest price at which shares were properly tendered and not properly withdrawn. All shares acquired in the Offer will be acquired at the Selected Price. All shares properly tendered at prices equal to or below the Selected Price and not properly withdrawn will be purchased, subject to the conditions of the Offer, odd lot, proration and conditional tender provisions described in the Offer to Purchase. Shares tendered at prices in excess of the Selected Price and shares not purchased because of proration or conditional tenders will be returned without expense to the stockholder. We will not purchase fractional shares, and the total number of shares we purchase will be rounded down to the largest number of whole shares that can be purchased for $250 million.

The undersigned recognizes that under the circumstances set forth in the Offer to Purchase, Silgan will not be required to accept for payment or pay for any shares tendered and may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, shares tendered. The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated in the box entitled “Special Delivery Instructions” above. The undersigned acknowledges that Silgan has no obligation, pursuant to the “Special Delivery Instructions” box, to transfer any certificate for shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if Silgan does not purchase any of the shares represented by such certificate or tendered by such book-entry transfer.

The check for the aggregate net purchase price for the shares tendered and purchased will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated in the box entitled “Special Delivery Instructions” above.

All authority conferred or agreed to be conferred by this Letter of Transmittal will survive the death or incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

IMPORTANT

STOCKHOLDERS SIGN HERE

(PLEASE COMPLETE AND RETURN THE ATTACHED FORM W-9)

(The registered holder(s) must sign this document exactly as name(s) appear(s) on certificates(s) for shares or on a security position listing or the person(s) authorized to become the registered holder(s) by certificates and documents transmitted with this Letter of Transmittal must sign this document. If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity is signing this document, please set forth your full title and see Instruction 6.)

Sign here:

(Signature(s) of Owner)

Dated:

Name(s):

Capacity (full title):

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Tax Identification or Social Security Number:
(See Form W-9)

APPLY MEDALLION GUARANTEE STAMP BELOW (See Instructions 1 and 6)

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification; check only one of the following seven boxes:

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting
code (if any)

(Applies to accounts maintained outside the U.S.)

	☐	Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate

☐  Limited liability company. Enter the tax classification (C=C corporation, S=S  corporation, P=partnership) ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐  Other (see instructions) ▶

	5 Address (number, street, and apt. or suite no.)								Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

	–	–
or
Employer identification number

–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014)	Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014)	Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS Individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS- 4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS. gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 12-2014)	Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity[4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust
[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at:spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Form W-8BEN (Rev. February 2014) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶ For use by individuals. Entities must use Form W-8BEN-E.

▶ Information about Form W-8BEN and its separate instructions is at www.irs.gov/formw8ben.

▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form if: Instead, use Form:

•	You are NOT an individual W-8BEN-E
•	You are a U.S. citizen or other U.S. person, including a resident alien individual W-9
•	You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the U.S. (other than personal services) W-8ECI
•	You are a beneficial owner who is receiving compensation for personal services performed in the United States 8233 or W-4
•	A person acting as an intermediary W-8IMY

Part I	Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner	2 Country of citizenship

3 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country
4 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country
5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions)	6 Foreign tax identifying number (see instructions)

7 Reference number(s) (see instructions)	8 Date of birth (MM-DD-YYYY) (see instructions)

Part II	Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9 I certify that the beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.

10  Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article of the treaty identified on line 9 above to claim a  % rate of withholding on (specify type of income): .

Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

•	I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income to which this form relates or am using this form to document myself as an individual that is an owner or account holder of a foreign financial institution,

•	The person named on line 1 of this form is not a U.S. person,

•	The income to which this form relates is:

(a) not effectively connected with the conduct of a trade or business in the United States,

(b) effectively connected but is not subject to tax under an applicable income tax treaty, or

(c) the partner’s share of a partnership’s effectively connected income,

•	The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country, and

•	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.

Sign Here	▶
		Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)

		Print name of signer	Capacity in which acting (if form is not signed by beneficial owner)

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25047Z	Form W-8BEN (Rev. 2-2014)

UPDATED INFORMATION FOR USERS OF FORM W-8BEN-E —

USE OF FORM W-8BEN (REVISION DATE FEBRUARY 2006)

BEFORE JANUARY 1, 2015

The Form W-8BEN-E reflects changes made by the Foreign Account Tax Compliance Act (FATCA) and is for use by beneficial owners that are entities. Entities also may use the Form W-8BEN (revision date February 2006) through December 31, 2014.

For purposes of chapter 3 of the Internal Revenue Code, a Form W-8BEN (revision date February 2006) provided to a withholding agent by an entity before January 1, 2015 will remain valid until the form’s validity expires under Treasury Regulations section 1.1441-1(e)(4)(ii).

For purposes of chapter 4 of the Internal Revenue Code, a Form W-8BEN (revision date February 2006) provided to a withholding agent by an entity before January 1, 2015 is and will remain valid to the extent permitted in Treasury Regulations section 1.1471-3(d)(1) (describing the allowance for use of a “pre-FATCA Form W-8”). See also Treasury Regulations section 1.1471-2T(a)(4)(ii) (describing a transitional exception to withholding for certain payments made with respect to a preexisting obligation).

A withholding agent may request that you provide a Form W-8BEN (revision date February 2006) before January 1, 2015. The Form W-8BEN (revision date February 2006) can be found on irs.gov in the Forms and Publications section, under the “Prior Year Forms” tab, by searching the cumulative list of forms posted there for the term “Form W-8”. It does not reflect the changes made by FATCA.

Form W-8BEN-E (April 2016) Department of the Treasury Internal Revenue Service

Certificate of Status of Beneficial Owner for

United States Tax Withholding and Reporting (Entities)

▶  For use by entities. Individuals must use Form W-8BEN.     ▶  Section references are to the Internal Revenue Code.

    ▶  Information about Form W-8BEN-E and its separate instructions is at www.irs.gov/formw8bene.

▶  Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form for:     Instead use Form:

•	U.S. entity or U.S. citizen or resident W-9
•	A foreign individual W-8BEN (Individual)
•	A foreign individual or entity claiming that income is effectively connected with the conduct of trade or business within the U.S. (unless claiming treaty benefits) W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (unless claiming treaty benefits) (see instructions for exceptions) W-8IMY
•	A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming that income is effectively connected U.S. income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (unless claiming treaty benefits) (see instructions)W-8ECI or W-8EXP
•	Any person acting as an intermediary W-8IMY

Part I	Identification of Beneficial Owner

1 Name of organization that is the beneficial owner	2 Country of incorporation or organization
3 Name of disregarded entity receiving the payment (if applicable)

4	Chapter 3 Status (entity type) (Must check one box only):		☐ Corporation	☐ Disregarded entity	☐ Partnership
	☐ Simple trust ☐ Central Bank of Issue	☐ Grantor trust ☐ Tax-exempt organization	☐ Complex trust ☐ Private foundation	☐ Estate	☐ Government
If you entered disregarded entity, partnership, simple trust, or grantor trust above, is the entity a hybrid making a treaty claim? If “Yes” complete Part III. ☐ Yes ☐ No

5 Chapter 4 Status (FATCA status) (Must check one box only unless otherwise indicated). (See instructions for details and complete the certification below for the entity’s applicable status).

☐   Nonparticipating FFI (including a limited FFI or an FFI related to a Reporting IGA FFI other than a registered deemed-compliant FFI or participating FFI).

☐   Participating FFI.

☐   Reporting Model 1 FFI.

☐   Reporting Model 2 FFI.

☐   Registered deemed-compliant FFI (other than a reporting Model 1 FFI or sponsored FFI that has not obtained a GIIN).

☐   Sponsored FFI that has not obtained a GIIN. Complete Part IV.

☐   Certified deemed-compliant nonregistering local bank. Complete Part V.

☐   Certified deemed-compliant FFI with only low-value accounts. Complete Part VI.

☐   Certified deemed-compliant sponsored, closely held investment vehicle. Complete Part VII.

☐   Certified deemed-compliant limited life debt investment entity. Complete Part VIII.

☐   Certified deemed-compliant investment advisors and investment managers. Complete Part IX.

☐   Owner-documented FFI. Complete Part X.

☐   Restricted distributor. Complete Part XI.

☐   Nonreporting IGA FFI (including an FFI treated as a registered deemed-compliant FFI under an applicable Model 2 IGA). Complete Part XII.

☐   Foreign government, government of a U.S. possession, or foreign central bank of issue. Complete Part XIII.

☐   International organization. Complete Part XIV.

☐   Exempt retirement plans. Complete Part XV.

☐   Entity wholly owned by exempt beneficial owners. Complete Part XVI.

☐   Territory financial institution. Complete Part XVII.

☐   Nonfinancial group entity. Complete Part XVIII.

☐   Excepted nonfinancial start-up company. Complete Part XIX.

☐   Excepted nonfinancial entity in liquidation or bankruptcy. Complete Part XX.

☐   501(c) organization. Complete Part XXI.

☐   Nonprofit organization. Complete Part XXII.

☐   Publicly traded NFFE or NFFE affiliate of a publicly traded corporation. Complete Part XXIII.

☐   Excepted territory NFFE. Complete Part XXIV.

☐   Active NFFE. Complete Part XXV.

☐   Passive NFFE. Complete Part XXVI.

☐   Excepted inter-affiliate FFI. Complete Part XXVII.

☐   Direct reporting NFFE.

☐   Sponsored direct reporting NFFE. Complete Part XXVIII.

☐   Account that is not a financial account.

 6    Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address (other than a registered address).

City or town, state or province. Include postal code where appropriate.	Country
7 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country

8 U.S. taxpayer identification number (TIN), if required	9a ☐ GIIN	b ☐ Foreign TIN	10 Reference number(s) (see instructions)
Note. Please complete remainder of the form including signing the form in Part XXIX.

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 59689N	Form W-8BEN-E (4-2016)

Form W-8BEN-E (4-2016)	Page 2

Part II	Disregarded Entity or Branch Receiving Payment. (Complete only if disregarded entity or branch of an FFI in a country other than the FFI’s country of residence.)

11 Chapter 4 Status (FATCA status) of disregarded entity or branch receiving payment

☐ Limited Branch. ☐ Participating FFI.	☐ Reporting Model 1 FFI. ☐ Reporting Model 2 FFI.	☐ U.S. Branch.

12 Address of disregarded entity or branch (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address (other than a registered address).
City or town, state or province. Include postal code where appropriate.
Country
13 GIIN (if any)

Part III	Claim of Tax Treaty Benefits (if applicable). (For chapter 3 purposes only)

 14    I certify that (check all that apply):

a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b	☐

The beneficial owner derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions). The following are types of limitation on benefits provisions that may be included in an applicable tax treaty (check only one; see instructions):

☐ Government
☐ Tax exempt pension trust or pension fund
☐ Other tax exempt organization
☐ Publicly traded corporation
☐ Subsidiary of a publicly traded corporation
☐ Company that meets the ownership and base erosion test
☐ Company that meets the derivative benefits test
☐ Favorable discretionary determination by the U.S. competent authority received
☐ Other (specify Article and paragraph):

c	☐	The beneficial owner is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation and meets qualified resident status (see instructions).

15    Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article  of the treaty identified on line 14a above to claim a % rate of withholding on (specify type of income):

Explain the reasons the beneficial owner meets the terms of the treaty article:

Part IV	Sponsored FFI That Has Not Obtained a GIIN

16 Name of sponsoring entity:
17 Check whichever box applies.

☐ I certify that the entity identified in Part I:
• Is an FFI solely because it is an investment entity;
• Is not a QI, WP, or WT; and
• Has agreed with the entity identified above (that is not a nonparticipating FFI) to act as the sponsoring entity for this entity.
☐ I certify that the entity identified in Part I:
• Is a controlled foreign corporation as defined in section 957(a);
• Is not a QI, WP, or WT;
• Is wholly owned, directly or indirectly, by the U.S. financial institution identified above that agrees to act as the sponsoring entity for this entity; and

• Shares a common electronic account system with the sponsoring entity (identified above) that enables the sponsoring entity to identify all account holders and payees of the entity and to access all account and customer information maintained by the entity including, but not limited to, customer identification information, customer documentation, account balance, and all payments made to account holders or payees.

Part V	Certified Deemed-Compliant Nonregistering Local Bank

18	☐ I certify that the FFI identified in Part I:
• Operates and is licensed solely as a bank or credit union (or similar cooperative credit organization operated without profit) in its country of incorporation or organization;
• Engages primarily in the business of receiving deposits from and making loans to, with respect to a bank, retail customers unrelated to such bank and, with respect to a credit union or similar cooperative credit organization, members, provided that no member has a greater than five percent interest in such credit union or cooperative credit organization;
• Does not solicit account holders outside its country of organization;
• Has no fixed place of business outside such country (for this purpose, a fixed place of business does not include a location that is not advertised to the public and from which the FFI performs solely administrative support functions);
• Has no more than $175 million in assets on its balance sheet and, if it is a member of an expanded affiliated group, the group has no more than $500 million in total assets on its consolidated or combined balance sheets; and

• Does not have any member of its expanded affiliated group that is a foreign financial institution, other than a foreign financial institution that is incorporated or organized in the same country as the FFI identified in Part I and that meets the requirements set forth in this Part V.

Form W-8BEN-E (4-2016)

Form W-8BEN-E (4-2016)	Page 3

Part VI	Certified Deemed-Compliant FFI with Only Low-Value Accounts
19	☐ I certify that the FFI identified in Part I:

• Is not engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, notional principal contracts, insurance or annuity contracts, or any interest (including a futures or forward contract or option) in such security, partnership interest, commodity, notional principal contract, insurance contract or annuity contract;

• No financial account maintained by the FFI or any member of its expanded affiliated group, if any, has a balance or value in excess of $50,000 (as determined after applying applicable account aggregation rules); and

• Neither the FFI nor the entire expanded affiliated group, if any, of the FFI, have more than $50 million in assets on its consolidated or combined balance sheet as of the end of its most recent accounting year.

Part VII	Certified Deemed-Compliant Sponsored, Closely Held Investment Vehicle
20	Name of sponsoring entity: ________________________________________________________________________________________________________
21	☐ I certify that the entity identified in Part I:

• Is an FFI solely because it is an investment entity described in §1.1471-5(e)(4);

• Is not a QI, WP, or WT;

• Has a contractual relationship with the above identified sponsoring entity that agrees to fulfill all due diligence, withholding, and reporting responsibilities of a participating FFI on behalf of this entity; and

• Twenty or fewer individuals own all of the debt and equity interests in the entity (disregarding debt interests owned by U.S. financial institutions, participating FFIs, registered deemed-compliant FFIs, and certified deemed-compliant FFIs and equity interests owned by an entity if that entity owns 100 percent of the equity interests in the FFI and is itself a sponsored FFI).

Part VIII	Certified Deemed-Compliant Limited Life Debt Investment Entity
22	☐ I certify that the entity identified in Part I:

• Was in existence as of January 17, 2013;

• Issued all classes of its debt or equity interests to investors on or before January 17, 2013, pursuant to a trust indenture or similar agreement; and

• Is certified deemed-compliant because it satisfies the requirements to be treated as a limited life debt investment entity (such as the restrictions with respect to its assets and other requirements under § 1.1471-5(f)(2)(iv)).

Part IX	Certified Deemed-Compliant Investment Advisors and Investment Managers
23	☐ I certify that the entity identified in Part I:

• Is a financial institution solely because it is an investment entity described in §1.1471-5(e)(4)(i)(A); and

• Does not maintain financial accounts.

Part X	Owner-Documented FFI

Note. This status only applies if the U.S. financial institution or participating FFI to which this form is given has agreed that it will treat the FFI as an owner-documented FFI (see instructions for eligibility requirements). In addition, the FFI must make the certifications below.

24a	☐ (All owner-documented FFIs check here) I certify that the FFI identified in Part I:

• Does not act as an intermediary;

• Does not accept deposits in the ordinary course of a banking or similar business;

• Does not hold, as a substantial portion of its business, financial assets for the account of others;

• Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;

• Is not owned by or in an expanded affiliated group with an entity that accepts deposits in the ordinary course of a banking or similar business, holds, as a substantial portion of its business, financial assets for the account of others, or is an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; and

• Does not maintain a financial account for any nonparticipating FFI.

Form W-8BEN-E (4-2016)

Form W-8BEN-E (4-2016)	Page 4

Part X	Owner-Documented FFI (continued)

Check box 24b or 24c, whichever applies.

b	☐ I certify that the FFI identified in Part I:

• Has provided, or will provide, an FFI owner reporting statement that contains:

• The name, address, TIN (if any), chapter 4 status, and type of documentation provided (if required) of every individual and specified U.S. person that owns a direct or indirect equity interest in the owner-documented FFI (looking through all entities other than specified U.S. persons);

•The name, address, TIN (if any), chapter 4 status, and type of documentation provided (if required) of every individual and specified U.S. person that owns a debt interest in the owner-documented FFI (including any indirect debt interest, which includes debt interests in any entity that directly or indirectly owns the payee or any direct or indirect equity interest in a debt holder of the payee) that constitutes a financial account in excess of $50,000 (disregarding all such debt interests owned by participating FFIs, registered deemed-compliant FFIs, certified deemed-compliant FFIs, excepted NFFEs, exempt beneficial owners, or U.S. persons other than specified U.S. persons); and

• Any additional information the withholding agent requests in order to fulfill its obligations with respect to the entity.

c	☐ I certify that the FFI identified in Part I has provided, or will provide, an auditor’s letter, signed within four years of the date of payment, from an independent accounting firm or legal representative with a location in the United States stating that the firm or representative has reviewed the FFI’s documentation with respect to all of its owners and debt holders identified in §1.1471-3(d)(6)(iv)(A)(2), and that the FFI meets all the requirements to be an owner-documented FFI. The FFI identified in Part I has also provided, or will provide, an FFI owner reporting statement of its owners that are specified U.S. persons and Form(s) W-9, with applicable waivers.

Check box 24d if applicable.

d	☐ I certify that the entity identified in line 1 is a trust that does not have any contingent beneficiaries or designated classes with unidentified beneficiaries.

Part XI	Restricted Distributor

  25a ☐ (All restricted distributors check here) I certify that the entity identified in Part I:

• Operates as a distributor with respect to debt or equity interests of the restricted fund with respect to which this form is furnished;

• Provides investment services to at least 30 customers unrelated to each other and less than half of its customers are related to each other;

• Is required to perform AML due diligence procedures under the anti-money laundering laws of its country of organization (which is an FATF-compliant jurisdiction);

• Operates solely in its country of incorporation or organization, has no fixed place of business outside of that country, and has the same country of incorporation or organization as all members of its affiliated group, if any;

• Does not solicit customers outside its country of incorporation or organization;

• Has no more than $175 million in total assets under management and no more than $7 million in gross revenue on its income statement for the most recent accounting year;

• Is not a member of an expanded affiliated group that has more than $500 million in total assets under management or more than $20 million in gross revenue for its most recent accounting year on a combined or consolidated income statement; and

• Does not distribute any debt or securities of the restricted fund to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs.

Check box 25b or 25c, whichever applies.

I further certify that with respect to all sales of debt or equity interests in the restricted fund with respect to which this form is furnished that are made after December 31, 2011, the entity identified in Part I:

b   ☐  Has been bound by a distribution agreement that contained a general prohibition on the sale of debt or securities to U.S. entities and U.S. resident individuals and is currently bound by a distribution agreement that contains a prohibition of the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI.

c   ☐  Is currently bound by a distribution agreement that contains a prohibition on the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI and, for all sales made prior to the time that such a restriction was included in its distribution agreement, has reviewed all accounts related to such sales in accordance with the procedures identified in §1.1471-4(c) applicable to preexisting accounts and has redeemed or retired any, or caused the restricted fund to transfer the securities to a distributor that is a participating FFI or reporting Model 1 FFI securities which were sold to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs.

Part XII	Nonreporting IGA FFI
26	☐ I certify that the entity identified in Part I:

• Meets the requirements to be considered a nonreporting financial institution pursuant to an applicable IGA between the United States and

• Is treated as a under the provisions of the applicable IGA (see instructions); and
• If you are an FFI treated as a registered deemed-compliant FFI under an applicable Model 2 IGA, provide your GIIN:

Form W-8BEN-E (4-2016)

Form W-8BEN-E (4-2016)	Page 5

Part XIII	Foreign Government, Government of a U.S. Possession, or Foreign Central Bank of Issue
27	☐ I certify that the entity identified in Part I is the beneficial owner of the payment and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in §1.1471-6(h)(2)).

Part XIV	International Organization

Check box 28a or 28b, whichever applies.

28a	☐ I certify that the entity identified in Part I is an international organization described in section 7701(a)(18).

b	☐ I certify that the entity identified in Part I:

• Is comprised primarily of foreign governments;

• Is recognized as an intergovernmental or supranational organization under a foreign law similar to the International Organizations Immunities Act;

• The benefit of the entity’s income does not inure to any private person;

• Is the beneficial owner of the payment and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in §1.1471-6(h)(2)).

Part XV	Exempt Retirement Plans

Check box 29a, b, c, d, e, or f, whichever applies.

29a	☐ I certify that the entity identified in Part I:

• Is established in a country with which the United States has an income tax treaty in force (see Part III if claiming treaty benefits);

• Is operated principally to administer or provide pension or retirement benefits; and

• Is entitled to treaty benefits on income that the fund derives from U.S. sources (or would be entitled to benefits if it derived any such income) as a resident of the other country which satisfies any applicable limitation on benefits requirement.

b	☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• No single beneficiary has a right to more than 5% of the FFI’s assets;

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operated; and

• Is generally exempt from tax on investment income under the laws of the country in which it is established or operates due to its status as a retirement or pension plan;

• Receives at least 50% of its total contributions from sponsoring employers (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, other retirement funds described in an applicable Model 1 or Model 2 IGA, or accounts described in §1.1471-5(b)(2)(i)(A));

• Either does not permit or penalizes distributions or withdrawals made before the occurrence of specified events related to retirement, disability, or death (except rollover distributions to accounts described in §1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), to retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or to other retirement funds described in this part or in an applicable Model 1 or Model 2 IGA); or

• Limits contributions by employees to the fund by reference to earned income of the employee or may not exceed $50,000 annually.

c	☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• Has fewer than 50 participants;

• Is sponsored by one or more employers each of which is not an investment entity or passive NFFE;

• Employee and employer contributions to the fund (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or accounts described in §1.1471-5(b)(2)(i)(A)) are limited by reference to earned income and compensation of the employee, respectively;

• Participants that are not residents of the country in which the fund is established or operated are not entitled to more than 20 percent of the fund’s assets; and

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operates.

d	☐ I certify that the entity identified in Part I is formed pursuant to a pension plan that would meet the requirements of section 401(a), other than the requirement that the plan be funded by a trust created or organized in the United States.

e	☐ I certify that the entity identified in Part I is established exclusively to earn income for the benefit of one or more retirement funds described in this part or in an applicable Model 1 or Model 2 IGA, accounts described in §1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), or retirement and pension accounts described in an applicable Model 1 or Model 2 IGA.

Form W-8BEN-E (4-2016)

Form W-8BEN-E (4-2016)	Page 6

Part XV	Exempt Retirement Plans (Continued)
f	☐ I certify that the entity identified in Part I:

• Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in §1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are current or former employees of the sponsor (or persons designated by such employees); or

• Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in §1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are not current or former employees of such sponsor, but are in consideration of personal services performed for the sponsor.

Part XVI	Entity Wholly Owned by Exempt Beneficial Owners
30	☐ I certify that the entity identified in Part I:

• Is an FFI solely because it is an investment entity;

• Each direct holder of an equity interest in the investment entity is an exempt beneficial owner described in §1.1471-6 or in an applicable Model 1 or Model 2 IGA;

• Each direct holder of a debt interest in the investment entity is either a depository institution (with respect to a loan made to such entity) or an exempt beneficial owner described in §1.1471-6 or an applicable Model 1 or Model 2 IGA.

• Has provided an owner reporting statement that contains the name, address, TIN (if any), chapter 4 status, and a description of the type of documentation provided to the withholding agent for every person that owns a debt interest constituting a financial account or direct equity interest in the entity; and

• Has provided documentation establishing that every owner of the entity is an entity described in §1.1471-6(b), (c), (d), (e), (f) and/or (g) without regard to whether such owners are beneficial owners.

Part XVII	Territory Financial Institution
31	☐ I certify that the entity identified in Part I is a financial institution (other than an investment entity) that is incorporated or organized under the laws of a possession of the United States.

Part XVIII	Excepted Nonfinancial Group Entity
32	☐I certify that the entity identified in Part I:

• Is a holding company, treasury center, or captive finance company and substantially all of the entity’s activities are functions described in §1.1471-5(e)(5)(i)(C) through (E);

• Is a member of a nonfinancial group described in §1.1471-5(e)(5)(i)(B);

• Is not a depository or custodial institution (other than for members of the entity’s expanded affiliated group); and

• Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle with an investment strategy to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XIX	Excepted Nonfinancial Start-Up Company
33	☐ I certify that the entity identified in Part I:

• Was formed on (or, in the case of a new line of business, the date of board resolution approving the new line of business)

(date must be less than 24 months prior to date of payment);

• Is not yet operating a business and has no prior operating history or is investing capital in assets with the intent to operate a new line of business other than that of a financial institution or passive NFFE;

• Is investing capital into assets with the intent to operate a business other than that of a financial institution; and

• Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XX	Excepted Nonfinancial Entity in Liquidation or Bankruptcy
34	☐ I certify that the entity identified in Part I:

• Filed a plan of liquidation, filed a plan of reorganization, or filed for bankruptcy on ;

• During the past 5 years has not been engaged in business as a financial institution or acted as a passive NFFE;

• Is either liquidating or emerging from a reorganization or bankruptcy with the intent to continue or recommence operations as a nonfinancial entity; and

• Has, or will provide, documentary evidence such as a bankruptcy filing or other public documentation that supports its claim if it remains in bankruptcy or liquidation for more than three years.

Part XXI	501(c) Organization
35	☐ I certify that the entity identified in Part I is a 501(c) organization that:

• Has been issued a determination letter from the IRS that is currently in effect concluding that the payee is a section 501(c) organization that is dated ; or

• Has provided a copy of an opinion from U.S. counsel certifying that the payee is a section 501(c) organization (without regard to whether the payee is a foreign private foundation).

Form W-8BEN-E (4-2016)

Form W-8BEN-E (4-2016)	Page 7

Part XXII	Non-Profit Organization
36	☐ I certify that the entity identified in Part I is a non-profit organization that meets the following requirements:

• The entity is established and maintained in its country of residence exclusively for religious, charitable, scientific, artistic, cultural or educational purposes;

• The entity is exempt from income tax in its country of residence;

• The entity has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

• Neither the applicable laws of the entity’s country of residence nor the entity’s formation documents permit any income or assets of the entity to be distributed to, or applied for the benefit of, a private person or non-charitable entity other than pursuant to the conduct of the entity’s charitable activities or as payment of reasonable compensation for services rendered or payment representing the fair market value of property which the entity has purchased; and

• The applicable laws of the entity’s country of residence or the entity’s formation documents require that, upon the entity’s liquidation or dissolution, all of its assets be distributed to an entity that is a foreign government, an integral part of a foreign government, a controlled entity of a foreign government, or another organization that is described in this Part XXII or escheats to the government of the entity’s country of residence or any political subdivision thereof.

Part XXIII	Publicly Traded NFFE or NFFE Affiliate of a Publicly Traded Corporation

Check box 37a or 37b, whichever applies.

37a	☐ I certify that:

• The entity identified in Part I is a foreign corporation that is not a financial institution; and

• The stock of such corporation is regularly traded on one or more established securities markets, including

(name one securities exchange upon which the stock is regularly traded).

b	☐ I certify that:

• The entity identified in Part I is a foreign corporation that is not a financial institution;

• The entity identified in Part I is a member of the same expanded affiliated group as an entity the stock of which is regularly traded on an established securities market;

• The name of the entity, the stock of which is regularly traded on an established securities market, is ; and

• The name of the securities market on which the stock is regularly traded is                                                                                                   .

Part XXIV	Excepted Territory NFFE
38	☐ I certify that:

• The entity identified in Part I is an entity that is organized in a possession of the United States;

• The entity identified in Part I:

• Does not accept deposits in the ordinary course of a banking or similar business,

• Does not hold, as a substantial portion of its business, financial assets for the account of others, or

• Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; and

• All of the owners of the entity identified in Part I are bona fide residents of the possession in which the NFFE is organized or incorporated.

Part XXV	Active NFFE
39	☐ I certify that:

• The entity identified in Part I is a foreign entity that is not a financial institution;

• Less than 50% of such entity’s gross income for the preceding calendar year is passive income; and

• Less than 50% of the assets held by such entity are assets that produce or are held for the production of passive income (calculated as a weighted average of the percentage of passive assets measured quarterly) (see instructions for the definition of passive income).

Part XXVI	Passive NFFE
40a	☐ I certify that the entity identified in Part I is a foreign entity that is not a financial institution (other than an investment entity organized in a possession of the United States) and is not certifying its status as a publicly traded NFFE (or affiliate), excepted territory NFFE, active NFFE, direct reporting NFFE, or sponsored direct reporting NFFE.

Check box 40b or 40c, whichever applies.

b	☐ I further certify that the entity identified in Part I has no substantial U.S. owners, or
c	☐ I further certify that the entity identified in Part I has provided the name, address, and TIN of each substantial U.S. owner of the NFFE in Part XXX.

Part XXVII	Excepted Inter-Affiliate FFI
41	☐ I certify that the entity identified in Part I:

• Is a member of an expanded affiliated group;

• Does not maintain financial accounts (other than accounts maintained for members of its expanded affiliated group);

• Does not make withholdable payments to any person other than to members of its expanded affiliated group that are not limited FFIs or limited branches;

• Does not hold an account (other than a depository account in the country in which the entity is operating to pay for expenses) with or receive payments from any withholding agent other than a member of its expanded affiliated group; and

• Has not agreed to report under §1.1471-4(d)(2)(ii)(C) or otherwise act as an agent for chapter 4 purposes on behalf of any financial institution, including a member of its expanded affiliated group.

Form W-8BEN-E (4-2016)

Form W-8BEN-E (4-2016)	Page 8

Part XXVII	Sponsored Direct Reporting NFFE
42	Name of sponsoring entity:

43	☐ I certify that the entity identified in Part I is a direct reporting NFFE that is sponsored by the entity identified in line 42.

Part XXIX	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

• The entity identified on line 1 of this form is the beneficial owner of all the income to which this form relates, is using this form to certify its status for chapter 4 purposes, or is a merchant submitting this form for purposes of section 6050W,

• The entity identified on line 1 of this form is not a U.S. person,

• The income to which this form relates is: (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

• For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which the entity on line 1 is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the entity on line 1 is the beneficial owner.

I agree that I will submit a new form within 30 days if any certification on this form becomes incorrect.

Sign Here	▶
		Signature of individual authorized to sign for beneficial owner	Print Name	Date (MM-DD-YYYY)

☐ I certify that I have the capacity to sign for the entity identified on line 1 of this form.

Part XXX	Substantial U.S. Owners of Passive NFFE

As required by Part XXVI, provide the name, address, and TIN of each substantial U.S. owner of the NFFE. Please see instructions for definition of substantial U.S. owner.

Name	Address	TIN

Form W-8BEN-E (4-2016)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF OUR OFFER

1. Guarantee of Signatures. Depending on how the certificates for your shares are registered and to whom you want deliveries made, you may need to have the signatures on this Letter of Transmittal guaranteed by an eligible guarantor institution (as defined below). No signature guarantee is required if either:

•	this Letter of Transmittal is signed by the registered holder(s) of the shares tendered (which, for these purposes, includes any participant in the book-entry transfer facility whose name appears on a security position listing as the owner of the shares) exactly as the name of the registered holder(s) appears on the certificate(s) for the shares and payment is to be made directly to the holder, unless the holder has checked the box under “Special Delivery Instructions” above, in which case, delivery will not be made to the holder; or

•	the shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, each such entity, referred to as an “eligible guarantor institution.”

In all other cases, including if you have checked the box under “Special Delivery Instructions” above, an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 6.

2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. For your shares to be properly tendered, EITHER (1) OR (2) below must happen:

(1) The depositary must receive all of the following at its address above in this Letter of Transmittal before or on the date our Offer expires:

•	either (a) the certificates for the shares or (b) in the case of tendered shares delivered in accordance with the procedures for book-entry transfer described in this instruction, a confirmation of receipt of the shares;

•	either (a) a properly completed and executed Letter of Transmittal, including any required signature guarantees, or (b) in the case of a book-entry transfer, an “agent’s message” of the type described in this Instruction 2; and

•	any other documents required by this Letter of Transmittal.

(2) You must comply with the guaranteed delivery procedure set forth below.

Book-Entry Delivery. Any institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the shares by causing the book-entry transfer facility to transfer shares into the depositary’s account in accordance with that book-entry transfer facility’s procedures for transfer. Delivery of this Letter of Transmittal or any other required documents to the book-entry transfer facility does not constitute delivery to the depositary.

Agent’s Message. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that the participant has received and agrees to be bound by the terms of this Letter of Transmittal and that we may enforce the agreement against them.

Guaranteed Delivery. If you wish to tender your shares but your share certificate(s) are not immediately available or cannot be delivered to the depositary before the Offer expires, the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the depositary before the Offer expires, your shares may still be tendered if all of the following conditions are satisfied:

•	the tender is made by or through an eligible guarantor institution;

•	the depositary receives by mail, overnight courier or facsimile transmission, before the expiration date, a properly completed and duly executed Notice of Guaranteed Delivery in the form provided with the Offer to Purchase, specifying the price at which shares are being tendered, including (where required) a signature guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

•	all of the following are received by the depositary within three NASDAQ Global Market System trading days after the date of receipt by the depositary of the Notice of Guaranteed Delivery, either:

¡	the certificates for the shares together with (a) a Letter of Transmittal relating thereto that has been properly completed and duly executed and includes all signature guarantees required thereon and (b) all other required documents; or

¡	in the case of any book-entry transfer of the shares being tendered that is effected in accordance with the book-entry transfer procedures described under “Book-Entry Delivery” in Section 3 of the Offer to Purchase: (a) a Letter of Transmittal relating thereto that has been properly completed and duly executed and includes all signature guarantees required thereon, or an agent’s message, (b) a book-entry confirmation relating to that transfer, and (c) all other required documents.

The method of delivering all documents, including share certificates, this Letter of Transmittal and any other required documents, is at your election and risk. If delivery is by mail, we recommend you use registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by Section 6 of the Offer to Purchase, we will not accept any conditional tenders, nor will we purchase any fractional shares. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their shares.

3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Partial Tenders and Unpurchased Shares. (This paragraph does not apply to stockholders who tender by book-entry transfer.) If fewer than all of the shares evidenced by any certificate submitted to the depositary are to be tendered in the Offer, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares not being tendered (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in the box entitled “Special Delivery Instructions” in this Letter of Transmittal, promptly after the expiration date. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the depositary will be deemed to have been tendered.

If any tendered shares are not purchased or are properly withdrawn, or if fewer than all shares evidenced by a stockholder’s certificates are tendered, certificates for unpurchased shares will be returned promptly after the expiration or termination of the Offer or the proper withdrawal of the shares, as applicable. In the case of shares tendered by book-entry transfer at the book-entry transfer facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the book-entry transfer facility. In each case, shares will be returned or credited without expense to the stockholder.

5. Indication of Price at which Shares Are Being Tendered. If you want to tender your shares, you must properly complete the pricing section of this Letter of Transmittal, which is called “Price at Which You Are Tendering.” You must check one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at different prices, you must complete a separate Letter of Transmittal for each portion of your shares that you want to tender at a different price. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

6. Signatures on Letter of Transmittal; Stock Powers and Endorsements; Exact Signature. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

Joint Holders. If the shares tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

Different Names on Certificates. If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

Endorsements. When this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, no endorsements of certificates representing the shares or separate stock powers are required. If a certificate for shares is registered in the name of a person other than the person executing this Letter of Transmittal or you have checked the box under “Special Delivery Instructions” in this Letter of Transmittal, then:

•	your certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the registered holder appears on the certificates; and

•	the signature on (1) this Letter of Transmittal and (2) on your endorsed certificates or stock power must be guaranteed by an eligible guarantor institution. See Instruction 1.

Signatures of Fiduciaries. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to us of his or her authority to so act.

7. Stock Transfer Taxes. Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal. We will pay any stock transfer taxes payable on the transfer to us of shares purchased pursuant to our Offer. If, however,

•	payment of the purchase price is to be made to, or in the circumstances permitted by the Offer, if unpurchased shares are to be registered in the name of, any person other than the registered holder(s), or

•	certificates representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal,

then the amount of all stock transfer taxes, if any (whether imposed on the registered holder or such other person), payable on account of the transfer to that person will be deducted by the depositary from the purchase price unless evidence satisfactory to Silgan and the depositary of the payment of taxes or exemption from payment of taxes is submitted.

8. Special Delivery Instructions. If the certificates and/or checks are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

9. Irregularities. All questions as to the number of shares to be accepted, the price to be paid for shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by us in our sole discretion. Our determination will be final and binding on all parties, subject to the rights of stockholders to challenge such determination in a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of any shares that we determine are not in proper form or the acceptance of or payment for which we determine may be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer (as to all stockholders) and to waive any defect or irregularity in the tender of any particular shares or any particular stockholder. No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by us. None of us, the depositary, the information agent, the dealer manager or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice. Our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. By tendering shares to us, you agree to accept all decisions we make concerning these matters and waive any right you might otherwise have to challenge those decisions.

10. Questions and Requests for Assistance and Additional Copies. Questions and requests for additional copies of the Offer to Purchase, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the information agent at the telephone number or address set forth on the back page of each of the Offer to Purchase and this Letter of Transmittal.

11. Federal Income Tax Withholding. To prevent backup federal income tax withholding equal to 28% of the gross payments payable pursuant to the Offer, each U.S. stockholder (as defined below) who is a non-corporate stockholder and who does not otherwise establish an exemption from backup withholding must notify the depositary of the stockholder’s correct taxpayer identification number (employer identification number or social security number), or certify that that taxpayer is awaiting a taxpayer identification number, and provide various other information by completing, under penalties of perjury, the IRS Form W-9 included in this Letter of Transmittal. If a stockholder properly certifies that such stockholder is awaiting a taxpayer identification number, 28% of any payment during the 60-day period following the date of the IRS Form W-9 will be retained by the depositary and, if the stockholder properly furnishes his, her or its taxpayer identification number within that 60-day period, the depositary will remit the amount retained to such stockholder and will not withhold amounts from future payments under the backup withholding rules. If the stockholder does not properly furnish his, her or its taxpayer identification number within that 60-day period, the amount retained will be remitted to the IRS as backup withholding and backup withholding will apply to future payments.

If a U.S. stockholder owns the shares through a broker or other nominee who tenders the shares on the stockholder’s behalf, the U.S. stockholder may need to provide an IRS Form W-9 (or other applicable form) to such broker or nominee in order to avoid backup withholding. The U.S. stockholder should consult its broker and tax advisor to determine whether any such forms are required.

With respect to each foreign stockholder (as defined below), if a foreign stockholder tenders shares held in its own name as a holder of record, the depositary will withhold U.S. federal income taxes equal to 30% of the gross payments payable to the foreign stockholder unless the depositary determines that a reduced or zero rate of withholding is applicable pursuant to an applicable income tax treaty or that an exemption is available. In order to obtain a reduced or zero rate of withholding pursuant to an applicable income tax treaty, a foreign stockholder must deliver to the depositary a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable successor form claiming the benefit of the applicable tax treaty) claiming such an exemption or reduction. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a foreign stockholder must deliver to the depositary, before payment is made, a properly completed and executed IRS Form W-8ECI (or suitable successor or substitute form) claiming such exemption or reduction.

Notwithstanding the foregoing, if a foreign stockholder tenders shares held in a U.S. brokerage account or otherwise through a U.S. broker, dealer, commercial bank, trust company, or other nominee, such U.S. broker or other nominee will generally be the withholding agent for the payment made to the foreign stockholder pursuant to the Offer. In some cases, such U.S. broker or other nominee may not withhold 30% U.S. federal gross income tax from the payment if the foreign stockholder certifies that it is not a U.S. person and that it met the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” test in respect of the Offer, although receipt of the full payment may be delayed until the certification is provided. Foreign stockholders tendering shares held through a U.S. broker or other nominee should consult such U.S. broker or other nominee and their own tax advisors to determine the particular withholding procedures that will be applicable to them.

As used herein, a “U.S. stockholder” is any stockholder that is:

•	an individual citizen or resident of the United States;

•	a corporation or entity treated as a corporation for U.S. federal income tax purposes organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income; or

•	a trust if a court within the United States can exercise primary supervision of the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust.

A “foreign stockholder” is any stockholder that is not a U.S. stockholder.

A partnership (including for this purpose an entity or arrangement treated as a partnership for U.S. federal income tax purposes) created or organized in or under the law of the United States or any state thereof will be treated in the same manner as a U.S. Holder for backup withholding tax purposes. Accordingly, such a stockholder may be required to provide an IRS Form W-9 to avoid being subject to backup withholding tax. Stockholders that are partnerships are urged to consult their own tax advisors regarding the application of backup withholding tax.

12. Lost, or Destroyed or Mutilated Certificates. If your certificate for part or all of your shares has been lost, stolen, destroyed or mutilated, you should contact Computershare, the transfer agent for our shares, at (866) 220-0495 (toll-free), for instructions as to obtaining an affidavit of loss. The affidavit of loss will then be required to be submitted together with this Letter of Transmittal in order to receive payment for shares that are tendered and accepted for payment and you may be required to pay a fee. A bond may be required to be posted by you to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact Computershare immediately in order to receive further instructions, to permit timely processing of this documentation and for a determination as to whether you will need to post a bond or pay a fee.

13. Conditional Tenders. As discussed in Section 14 of the Offer to Purchase, the number of shares to be purchased from a particular stockholder may affect the tax treatment of the purchase to the stockholder and the stockholder’s decision whether to tender. Accordingly, as described in Section 6 of the Offer to Purchase, you may tender shares subject to the condition that all or a specified minimum number of your shares tendered pursuant to this Letter of Transmittal or a Notice of Guaranteed Delivery must be purchased if any shares tendered are purchased.

If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box captioned “Conditional Tender” in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Section 6 of the Offer to Purchase, proration may affect whether we accept conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by lot, if any, we will limit our purchase in each case to the designated minimum number of shares to be purchased.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

The Information Agent for the Offer is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, New York 10104

Banks, Brokers and Shareholders

Call Toll Free: (866) 729-6811

The Dealer Manager for the Offer is:

Citigroup

Citigroup Global Markets Inc.

Special Equity Transactions Group

390 Greenwich Street, 1st Floor

New York, New York 10013

Telephone: (877) 531-8365